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                                                                    EXHIBIT 99.1
                    [SSG CAPITAL ADVISORS, L.P. LETTERHEAD]

October 8, 2002

Judge Arlin M. Adams
Chapter 11 Trustee of Coram Healthcare
Schnader, Harrison, Segal & Lewis, LLP
1600 Market Street
Suite 3600
Philadelphia, PA 19103-7286

Dear Judge Adams:

This agreement ("Engagement Agreement") will serve as the contract between the Chapter 11 Trustee ("Trustee") of Coram Healthcare Corporation ("Coram" and/or the "Company") and SSG Capital Advisors, L.P. ("SSG") and Ewing Monroe Bemiss & Co. ("EMB") (collectively "Advisor") in connection with Advisor's provision of investment banking and restructuring advisory services to the Trustee. Advisor will provide investment-banking services to the Trustee, on an exclusive basis, focusing on the sale of Coram's business ("Sale") or the restructuring of Coram's balance sheet through a plan of reorganization ("Restructuring").

A.   ADVISOR'S ROLE

     (1)  Advisor's Role as Investment Banker in the Sale of Coram's Business

          o Advisor shall prepare an Offering Memorandum describing Coram, its historical performance and its future prospects, including existing contracts, marketing and sales, labor force and management and anticipated financial results of the Company. Unless otherwise agreed by the Trustee and the Advisor, the Offering Memorandum will be given to potential buyers only with the prior consent of the Trustee and after execution of confidentiality agreements satisfactory to the Trustee. It is understood that the Sale shall be of the assets or equity of the Company under a plan of reorganization or through a Section 363 sale.

          o Work with the Trustee and the Company to develop a list of suitable potential buyers of Coram's business who will be contacted on a discreet and confidential basis after approval by the Trustee.

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Judge Arlin M. Adams
October 8, 2002
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              o      Coordinate the execution of confidentiality agreements by
                     potential buyers wishing to review the Offering Memorandum.

              o Help the Trustee and the Company to coordinate site visits for interested buyers, and work with the Trustee and the management team to develop appropriate presentations for such visits.

              o      Solicit competitive offers from potential buyers.

              o Advise and assist the Trustee and the Company in structuring the transaction and negotiating the transaction agreements.

              o Upon execution of a letter of intent or similar documents, assist in negotiating the transaction and assist the Trustee's attorneys, as necessary, through closing.

              o Advise the Trustee, his attorneys and accountants, as required, regarding documentation.

              o Provide expert testimony in the Bankruptcy Court on valuation or in support of such Sale; and

              o On a best efforts basis, participate in closing the Sale through either a Section 363 process or through a confirmed Plan of Reorganization.

       (2)    Restructuring Services

              Advisor shall assist the Trustee and his counsel in negotiating with various stakeholders in the Company (the "Existing Stakeholders") including, but not limited to, Goldman Sachs & Co., Cerberus Capital Management, L.P. and Foothill Capital Corporation, general unsecured creditors, represented by a Creditors' Committee, and other creditors and shareholders, represented by an Equity Holders Committee, in regard to the possible restructuring of existing notes, claims and equity.

       (3)    Opinion Services

              If requested in writing, Advisor will provide to the Trustee one or more Opinion(s) as to the fairness of the terms of any proposed Sale or Restructuring of Coram's business.

       (4)    Due Diligence

              In connection with the Advisor's performance of the services described above, the Trustee agrees to furnish or cause the Company to furnish to Advisor such information as Advisor reasonably believes appropriate to the execution of its
              Engagement hereunder (all such information so furnished being the "Information"). Management has represented to the
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Judge Arlin M. Adams
October 8, 2002
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          Trustee that, to the best of its knowledge, all Information being furnished by the Trustee or his agents will be certified as complete and correct in all material respects by the Company, and that until the expiration of Advisor's Engagement hereunder, the Trustee will advise Advisor immediately of the occurrence of any event or any other change known by the Trustee or his agents that would cause the Information to cease to be complete and correct in all material respects. The Trustee recognizes and confirms that in performing the services described herein Advisor: (i) will use and rely primarily on the Information and on information available from generally recognized public sources without independently verifying any of the same; (ii) will not assume responsibility for accurateness or completeness of the Information and such other information; and (iii) will not make an appraisal of any of the assets or liabilities of the Company.

B. ADVISOR'S FEES

   Advisor's fees for acting as exclusive investment banker in connection with the services outlined above will consist of:

   (1) Monthly fees (the "Monthly Fees") of $100,000 for the first two (2) months of the Engagement with the first Monthly Fee being payable upon entry of the Court Order approving the Engagement and with subsequent Monthly Fees payable every thirty (30) days thereafter. The Monthly Fees for the third (3rd) and fourth (4th) months shall be $75,000 per month and the Monthly Fees shall be $50,000 per month thereafter and continuing throughout the Term and Renewal Period, as defined hereinafter. The Monthly Fees will be credited back one hundred percent (100%) against any Advisory Fee, Minimum Advisory Fee and Restructuring Fee owed to Advisor under sections (2) and (3) below.
          In no event shall any Monthly Fees in excess of the Minimum Advisory Fee, Advisory Fee or Restructuring Fee, described below, be refundable by Advisor to the Chapter 11 Estate of Coram.

   (2) Upon the Closing of (a) a Sale or transfer of the equity of the Company, other than to the existing noteholders, (b) a Sale of all, or any portion of, the assets of the Company to any party, other than to the existing noteholders, during the Term, the Renewal Period or the Trailer Term, as such periods are defined in the Term Section below (the "Applicable Fee Period"), Advisor shall be entitled to receive an advisory fee ("Advisory Fee") payable in cash, in federal funds via wire transfer or certified check, at, and as a condition of, closing of such transaction (the "Transaction Closing") equal to the greater of: (i) 1.00% of Total Consideration; or (ii) $1.0 million ("Minimum Advisory Fee").

   (3)    In the event that the Existing Stakeholders agree to the
          restructuring of their claims, which may include the sale of the stock or assets of the Company to the existing noteholders, in a manner which allows the Company to reorganize through a confirmed plan of reorganization, Advisor will receive a restructuring fee (the "Restructuring Fee") equal to $950,000 payable to Advisor at, and as a condition of, closing of such Restructuring.
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Judge Arlin M. Adams
October 8, 2002
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       (4)    In the event the Trustee requests in writing one or more
              Opinion(s) as to the fairness, from a financial point of view, of any proposed Sale of Restructuring of the Company, or a valuation of the Company, Advisor will be entitled to an Opinion Fee (the "Opinion Fee") equal to $50,000 per Opinion earned and payable at the delivery (the "Delivery Date") of the Opinion. The first
              (1st) Opinion Fee will not be credited against the Advisory Fee or Restructuring Fee. Any Opinion Fee earned thereafter will be credited back one hundred percent (100%) against the Advisory Fee or Restructuring Fee. No such Opinion Fee shall in any manner be contingent upon the conclusions stated in such Opinion(s) or upon the closing of any proposed Sale or the consummation of any proposed Restructuring.

       (6) In addition to the Fees outlined above, the Trustee shall throughout the term of this Engagement reimburse Advisor, on a monthly basis, for all reasonable out-of-pocket expenses incurred by Advisor in connection with the conduct of its duties under this Engagement Agreement.

C.     DEFINITIONS

       For the purpose of this agreement:

       TOTAL CONSIDERATION shall mean the purchase price paid for the stock or assets, or any portion of either, plus the assumption or payoff of indebtedness, which includes secured, administrative, priority and/or unsecured claims (trade or other) and the assumption of any other obligations on-balance sheet, off-balance sheet, contingent, non-contingent, liquidated and/or unliquidated as well as consideration payable under consulting agreements and/or non-competition agreements and for salaries and bonuses paid in excess of salaries and bonuses as of the time of the Transaction Closing as well as the assignment of leases, whether real property or personal, plus the value received or retained by the Company on either sold, retained or liquidated work in process, inventory, accounts receivable or any other tangible or intangible asset.

       In the event that the consideration is paid in whole or in part in the form of securities of the acquiring entity, the value of such securities, for the purpose of calculating the Advisory Fee, shall be the market value thereof as of the date of the purchase agreement. If such aggregate consideration may be increased by contingent payments such as an "earnout" or other monetary agreement in the transaction, the portion of the Advisory Fee relating thereto shall be calculated and paid when and as such contingent payments or other monetary amounts are received.

D.     TERM OF ENGAGEMENT

       This Engagement Agreement shall remain in force for a period ending the earlier of six (6) months from the date of signing this Engagement Agreement or, at the Trustee's option, at the Transaction Closing, or at the Effective Date of the Plan. Absent a Transaction Closing or the Effective Date of the Plan, the Term will automatically renew for additional three (3) month periods (the "Renewal
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Judge Arlin M. Adams
October 8, 2002
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         Periods"), unless either the Trustee or Advisor serve the other party written notice thirty (30) days prior to the end of the Term. Expiration of the Engagement Agreement shall not affect Advisor's right to an Advisory Fee or Restructuring Fee as calculated using the formulas set forth above for any Transaction completed by the Trustee or the Company for a period of six (6) months from the date of the end of the Term and any Renewal Periods (the "Trailer Term").

E.       LIABILITY

         The following provisions regarding liability have been agreed to by the Trustee and Advisor and are subject to Bankruptcy Court approval, after review by the Office of the U.S. Trustee:

         (1) Advisor shall not have any liability to the Bankruptcy Estate or any other person in connection with the services performed by Advisor pursuant to the Engagement Agreement (whether direct or indirect, in contract or tort or otherwise) except for any liability for losses, claims, damages or liabilities that is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted from the gross negligence or willful misconduct of Advisor.

         (2) The provisions hereof shall survive any termination or completion of the Engagement set forth in this Engagement Agreement.

G.       BANKRUPTCY PROCEEDING

         This Engagement Agreement is subject to the approval of the United States Bankruptcy Court, District of Delaware after notice, which may be expedited, and an opportunity for a hearing. Advisor's retention shall be under both Section 327(a) and Section 328(a) of the Bankruptcy Code and shall be subject to review under Section 330(b) of the Bankruptcy Code. Notwithstanding the foregoing, Advisor shall not be required to maintain detailed time records.

H.       MISCELLANEOUS

         The Trustee agrees that Advisor has the right, following the closing of a Transaction, to place advertisements in financial and other newspapers and journals at its own expense describing its services under this Engagement Agreement.

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Judge Arlin M. Adams
October 8, 2002
Page 6

Any amendment, modification or other changes to this Engagement Agreement must be in writing and signed by both parties to be enforceable.

Please indicate your acceptance of the foregoing by executing and returning the enclosed copy of this letter.

SSG CAPITAL ADVISORS, L.P.
By: Chesen, DeMatteo, Karlson, Victor Securities Corporation,
    General Partner


By: /s/ MARK CHESEN                              /s/ J. SCOTT VICTOR
    --------------------------------             ------------------------------
        Mark E. Chesen                               J. Scott Victor
        President                                    Managing Director

ACCEPTED:

EWING MONROE BEMISS & CO.



By: /s/ SAMUEL M. BEMISS                         /s/ MICHAEL WEBER
    --------------------------------             ------------------------------
        Samuel M. Bemiss, III                        Michael S. Weber
        Managing Director                            Managing Director

ACCEPTED:

JUDGE ARLIN M. ADAMS, CHAPTER 11 TRUSTEE
CORAM HEALTHCARE CORPORATION



By:  /s/ ARLIN M. ADAMS                          October 9, 2002
    --------------------------------             ------------------------------
        Judge Arlin M. Adams                     Date
        Chapter 11 Trustee